As filed with the Securities and Exchange Commission on June 24, 2011

Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRANSCEND SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	One Glenlake Parkway, Suite 1325 Atlanta, Georgia 30328	33-0378756
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)
TRANSCEND SERVICES, INC.
2009 STOCK INCENTIVE PLAN (AS AMENDED)
(Full Title of the Plan)
Larry G. Gerdes
Chief Executive Officer
Transcend Services, Inc.
One Glenlake Parkway, Suite 1325
Atlanta, Georgia 30328
(678) 808-0600
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (1)	Proposed maximum offering price (1)	Amount of registration fee
Common Stock, $0.05 par value per share, issuable under 2009 Stock Incentive Plan	500,000 Shares	$26.35	$13,175,000	$1,529.62
(1)    Pursuant to Rule 457(c) and (h)(1), based on the average of the high and low prices of the Company's common stock on June 20, 2011, as reported on the NASDAQ Global Select Market.
(2)    This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO
GENERAL INSTRUCTION E OF FORM S-8
Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-160905, relating to the offer and sale of the Company's Common Stock under the Transcend Services, Inc. 2009 Stock Incentive Plan, as amended, are incorporated by reference into this Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Transcend Services, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 15, 2011;
(b)    The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 9, 2011;
(c)    The Company's Current Reports on Form 8-K filed with the Commission on February 3, 2011, May 5, 2011 and June 2, 2011;
(d)    The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on January 8, 1990, including any amendment or report filed for the purpose of updating such description; and
(e)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description
4.1	Amended and Restated Certificate of Incorporation
4.2	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to the Company's Current Report on Form 8-K (File No. 000-18217) dated May 28, 2010, Exhibit 3.3
4.3	Amended and Restated Bylaws, incorporated by reference to the Company's Current Report on Form 8-K (File No. 000-18217) dated December 19, 2007, Exhibit 3.2

     The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4) of Regulation S-K.

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC
23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included in the signature page to this Registration Statement)
99	Transcend Services, Inc. 2009 Stock Incentive Plan, as amended, incorporated by reference to the Company's definitive proxy statement (File No. 000-18217) filed on April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), Transcend Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 24th day of June, 2011.

TRANSCEND SERVICES, INC.

By: /s/ Larry G. Gerdes
Larry G. Gerdes
Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, being a director and/or officer of Transcend Services, Inc. (the “Company”), hereby nominates, constitutes and appoints Larry G. Gerdes and Lance Cornell, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, $0.05 par value, of the Company (the “Common Stock”) in connection with the Transcend Services, Inc. 2009 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of June 24, 2011.

Signature	Title	Date
/s/ Larry G. Gerdes Larry G. Gerdes	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 24, 2011

/s/ Lance Cornell Lance Cornell	Chief Financial Officer (principal financial officer and principal accounting officer)	June 24, 2011

/s/ Joseph G. Bleser Joseph G. Bleser	Director	June 24, 2011

/s/ Joseph P. Clayton Joseph P. Clayton	Director	June 24, 2011

/s/ James D. Edwards James D. Edwards	Director	June 24, 2011

/s/ Walter S. Huff, Jr. Walter S. Huff, Jr.	Director	June 24, 2011

/s/ Charles E. Thoele Charles E. Thoele	Director	June 24, 2011

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
Transcend Services, Inc.

Number	Description
4.1	Amended and Restated Certificate of Incorporation

4.2	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to the Company's Current Report on Form 8-K (File No. 000-18217) dated May 28, 2010, Exhibit 3.3

4.3
Amended and Restated Bylaws, incorporated by reference to the Company's Current Report on Form 8-K (File No. 000-18217) dated December 19, 2007, Exhibit 3.2

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4) of Regulation S-K.

5.1	Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99	Transcend Services, Inc. 2009 Stock Incentive Plan, as amended, incorporated by reference to the Company's definitive proxy statement (File No. 000-18217) filed on April 18, 2011